Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Receives Regulatory Approval for Siuslaw Financial Group Acquisition

WALLA WALLA, WA –  November 7, 2014 –  Banner Corporation (“Banner”), the holding company for Banner Bank, previously announced that it had entered into an Agreement and Plan of Merger with Siuslaw Financial Group, Inc. (“Siuslaw”), the holding company for Siuslaw Bank.  In connection with the proposed transaction, Banner has received a waiver from the Federal Reserve Board from its application requirements with respect to the proposed merger of Siuslaw with and into Banner. As previously announced, Banner has also received approval from the Federal Deposit Insurance Corporation, the Washington Department of Financial Institutions and the Oregon Department of Consumer Business and Services.  The combined company will have approximately $5.1 billion in assets and will be the fourth largest commercial bank headquartered in the Pacific Northwest, as ranked by assets.

Completion of the transaction is subject to customary conditions, including approval of the Merger Agreement by Siuslaw's shareholders.

About Banner Corporation

Banner Corporation is a $4.7 billion in assets bank holding company operating two commercial banks in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region through a network of 93 branch offices with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

About Siuslaw Financial Group

Siuslaw Financial Group. Inc. is headquartered in Florence, Oregon and is the parent company of Siuslaw Bank, a state-chartered commercial bank and member of the Federal Reserve System, which was organized in 1964 and operates ten branch offices in Lane County, including a significant presence in the greater Eugene, Oregon market.  At June 30, 2014, Siuslaw Financial had $360 million in assets, $242 million in loans and $309 million in deposits.  For more information, visit Siuslaw's web site at www.siuslawbank.com.

Additional Information

Banner has filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction.  The registration statement includes a proxy statement of Siuslaw that also constitutes a prospectus of Banner, which will be sent to the shareholders of Siuslaw.  Siuslaw shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Banner, Siuslaw and the proposed transaction.  This document and other documents relating to the merger can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing Banner’s website at http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SEC)Filings/Pages/default.aspx or by accessing Siuslaw’s website at http://www.siuslawbank.com/Investor-Relations.aspx. Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636, or from Siuslaw, upon written request to Siuslaw Financial Group, Inc., Attn: Investor Relations, P.O. Box 280, Florence, Oregon 97439 or by calling (541) 997-3486.

Banner Corporation and Siuslaw Financial Group, Inc., and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Siuslaw shareholders in connection with the merger.  Information about the directors and executive officers of Siuslaw and the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction.

BANR-Press Release
November 7, 2014

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act relating to the proposed merger. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions, and include statements related to Banner’s proposed mergers with Siuslaw and AmericanWest Bank to shareholders. These forward-looking statements involve certain risks and uncertainties. Among the factors that could cause actual results to differ materially from forward-looking statements or historical performance are the ability to meet the closing conditions to the proposed merger, including the required regulatory and shareholder approvals, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the parties’ respective businesses or fully realizing expected cost savings and other benefits; business disruption following the merger; diversion of management time to merger-related issues; changes in interest rates and capital markets; inflation; customer acceptance of Banner products and services; competitive conditions; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; and other factors described in Banner’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Contacts

Banner Corporation
Mark J. Grescovich
President & CEO
Lloyd W. Baker, CFO
(509) 527-3636

Siuslaw Financial Group, Inc.
Johan Mehlum, Chairman & CEO
Lonnie Iholts, Secretary
(541) 997-3486